UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 26, 2018

Date of Report (Date of earliest event reported)

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

349 Union Street, Millersburg, Pennsylvania		17061
(Address of principal executive offices)		(Zip Code)

(866) 642-7736 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 31, 2018, Mid Penn Bancorp, Inc. (“Mid Penn”), the holding company for Mid Penn Bank, completed its acquisition of First Priority Financial Corp. (“First Priority”), the holding company for First Priority Bank, through the merger of First Priority with and into Mid Penn (the “Merger”). The Merger was completed in accordance with the terms and conditions of the Agreement and Plan of Merger dated January 16, 2018 between Mid Penn and First Priority (the “Merger Agreement”). On August 1, 2018, Mid Penn filed a Current Report on Form 8-K (the “Original Report”) stating that it had completed the acquisition and that the financial information required under Items 9.01(a) and 9.01(b) would be filed within 71 days after the date on which the Current Report on Form 8-K was required to be filed.  The financial information required by Items 9.01(a) and 9.01(b) was contained in Mid Penn’s Registration Statement on Form S-4 (File No. 333-225304) originally filed with the Commission on May 31, 2018, and declared effective on June 19, 2018. Accordingly, Mid Penn is amending the Original Report to note that it is relying on General Instruction B.3 to Form 8-K to omit the information required by Items 9.01(a) and 9.01(b).

Item 9.01. Financial Statements and Exhibits.

(a)Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are omitted in reliance on General Instruction B.3 to Form 8-K.

(b)Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is omitted in reliance on General Instruction B.3 to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Dated: October 10, 2018

	By:	/s/ Michael D. Peduzzi
Michael D. Peduzzi, CPA
Chief Financial Officer